As filed with the Securities and Exchange Commission on June 1, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
EQUAL ENERGY LTD.
(Exact name of Registrant as specified in its charter)

Alberta (State or other jurisdiction of incorporation or organization)	Not Applicable (IRS Employer Identification No.)

Suite 2700, 500 – 4th Avenue S.W. Calgary, Alberta, Canada (Address of Principal Executive Offices)	T2P 2V6 (Zip Code)
Equal Energy Ltd. Stock Option Plan (2010)
and
Equal Energy Ltd. Restricted Share and Performance Share Incentive Plan (2010)
(Full title of the plan)
CT Corporation System
1801 West Bay Drive NW, Suite 206
Olympia, WA 98502
(Name and address of agent for service)
(206) 622-4511
(Telephone number, including area code, of agent for service)

COPIES TO:

Blaine Boerchers Equal Energy Ltd. Suite 2700, 500 – 4th Avenue S.W. Calgary, Alberta, Canada T2P 2V6 (403) 263-0262	Bradley Squibb Stikeman Elliott LLP 4300 Bankers Hall West 888 – 3rd Street S.W. Calgary, Alberta, Canada T2P 5C5 (403) 266-9000	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000
Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered (1)(2)	Share (3)	Price (3)	Registration Fee
Common shares, no par value, issuable pursuant to the Equal Energy Ltd. Stock Option Plan	1,590,252	$5.91	$9,398,391.32	$670.11
Common shares, no par value, issuable pursuant to the Equal Energy Ltd. Restricted Share and Performance Share Incentive Plan	600,000	$5.91	$3,546,000.00	$252.83

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this registration statement also covers such additional number of shares available for issuance under the plans as may be required pursuant to the plans in the event of a stock dividend, stock split, recapitalization or other similar event, or as otherwise provided in the plans.

(2)	Represents the maximum number of shares which may be issued under the respective plans.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act, based on the average of the high and low sales prices of trust units of Enterra Energy Trust as reported on the New York Stock Exchange on May 25, and multiplied by three to reflect the May 31, 2010 completion of a court-approved statutory plan of arrangement pursuant to which unitholders in Enterra Energy Trust exchanged each of their trust units for one-third of one newly issued common share of Equal Energy Ltd.

EXPLANATORY NOTE
     Equal Energy Ltd. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register 1,590,252 common shares, no par value, that are reserved for issuance upon exercise of options under the Equal Energy Ltd. Stock Option Plan (2010), and 600,000 common shares, no par value, that are reserved for issuance under the Equal Energy Ltd. Restricted Share and Performance Share Incentive Plan (2010) (the Equal Energy Ltd. Stock Option Plan (2010) and the Equal Energy Ltd. Restricted Share and Performance Share Incentive Plan (2010) collectively, the “Plans”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information
     The Company will provide to the participants of the Plans a written statement advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, as required by Item 2 of Part I of Form S-8. Those documents are incorporated by reference in the Section 10(a) prospectus. The statement also shall indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b). Requests should be directed to Equal Energy Ltd., Suite 2700, 500 — 4th Avenue S.W., Calgary, Alberta, Canada T2P 2V6, Attention: Secretary; Telephone number (403) 263-0262.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents, which have been filed with the Securities and Exchange Commission by the Company, are incorporated by reference in this Registration Statement, as of their respective dates:
(a)	The Annual Report on Form 40-F of Enterra Energy Trust for the fiscal year ended December 31, 2009;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (a) above; and

(c)	The description of the Company’s securities contained in the Company’s registration statement on Form 8-A filed on February 6, 2006, as amended on June 1, 2010, including any amendment or report filed for the purpose of updating such description.
     In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such reports or documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     The Business Corporations Act (Alberta) (“ABCA”) provides that a corporation may, in certain circumstances, indemnify a director or officer of the corporation, a former director or officer of the corporation, a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor and the heirs and legal representatives of any such persons (collectively, “Indemnified Persons”) against all costs, charges and expenses reasonably incurred by any such Indemnified Person in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or other body corporate, if (a) he or she acted honestly and in good faith with a view to the best interests of the corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his conduct was lawful. A director or officer is entitled to indemnification as a matter of right if he or she was substantially successful on the merits, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.
     The by-laws of the Registrant provide that it shall indemnify Indemnified Persons of such Registrant to the maximum extent permitted by the ABCA.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers and persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.
     The Registrant carries certain insurance coverage, in respect of potential claims against its respective directors and officers and in respect of losses of which the Registrant may be required or permitted by law to indemnify its directors and officers.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits

EXHIBIT	DESCRIPTION
5.1	Opinion of Stikeman Elliott LLP, Canadian counsel to the Registrant, regarding the legality of the common shares

10.1	Equal Energy Ltd. Stock Option Plan (2010)

10.2	Equal Energy Ltd. Restricted Share and Performance Share Incentive Plan (2010)

23.1	Consent of KPMG LLP

EXHIBIT	DESCRIPTION
23.2	Consent of McDaniel & Associates Consulting Ltd.

23.3	Consent of Haas Petroleum Engineering Services, Inc.

23.4	Consent of Stikeman Elliott LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature pages to this Registration Statement)
Item 9. Undertakings
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that: Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, on June 1, 2010.
EQUAL ENERGY LTD.

By:	/s/ Blaine Boerchers
	Name:	Blaine Boerchers
	Title:	Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Don C. Klapko and Blaine Boerchers as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated effective June 1, 2010:

Signature	Title

/s/ Don C. Klapko Don C. Klapko	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ Blaine Boerchers Blaine Boerchers	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John A. Brussa John A. Brussa	Director

/s/ Peter Carpenter Peter Carpenter	Director

Signature	Title

/s/ Michael Doyle Michael Doyle	Director

/s/ Victor Dusik Victor Dusik	Director

/s/ Roger Giovanetto Roger Giovanetto	Director

AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements to Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on May 31, 2010.

Altex Energy Corporation
By:	/s/ Blaine Boerchers
	Name:	Blaine Boerchers
	Title:	Director

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION
5.1	Opinion of Stikeman Elliott LLP, Canadian counsel to the Registrant, regarding the legality of the common shares

10.1	Equal Energy Ltd. Stock Option Plan (2010)

10.2	Equal Energy Ltd. Restricted Share and Performance Share Incentive Plan (2010)

23.1	Consent of KPMG LLP

23.2	Consent of McDaniel & Associates Consulting Ltd.

23.3	Consent of Haas Petroleum Engineering Services, Inc.

23.4	Consent of Stikeman Elliott LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature pages to this Registration Statement)